EXHIBIT 99.4

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SILLS CUMMIS RADIN TISCHMAN
  EPSTEIN & GROSS, P.A.
Jack M. Zackin (JZ 2540)
Andrew H. Sherman (AS 6061)
One Riverfront Plaza
Newark, New Jersey 07102
(973) 643-7000
Attorneys for the Debtor and Debtor in Possession

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

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In re:                                  Chapter 11

GRAND COURT LIFESTYLES, INC.,           Case No.  00-32578 (NLW)

                  Debtor.

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            ORDER AUTHORIZING SELLING PARTIES TO WAIVE
            CONDITIONS PRECEDENT AND CLOSE ON SALE
            TRANSACTION WITH GFB-AS

      This matter having been raised to this Court by Grand Court Lifestyles, Inc., debtor and debtor in possession (the "Debtor"), by and through its counsel, Sills Cummis Radin Tischman Epstein & Gross, upon oral application for the entry of an Order authorizing the Debtor, the Official Committee of
Unsecured Creditors (the "Creditors' Committee") and the Official Committee of Unsecured Equity Investors (the "Investors' Committee") (the Debtor, the Creditors' Committee and the Investors' Committee being referred to collectively as the "Selling Parties") to waive certain conditions precedent to closing set forth in a certain Asset Purchase Agreement dated as of December 20, 2000, and approved by Order of this Court dated December 28, 2000, between the Selling Parties and GFB-AS, LLC (the "Purchaser") and for other relief, and it appearing that and this Court finds as follows:
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      1. Among the conditions to closing of the Asset Purchase Agreement are the requirements that all lenders holding mortgages on the Senior Living Properties consent to the transfer of the General Partnership Interests to the Purchaser and agree to waive all claims against the Debtor's estate (the "Closing Conditions").

      2. Upon the Purchaser's concurrence, both Official Committees have agreed to waive the Closing Conditions and that the Debtor is also prepared to waive the Closing Conditions all upon condition that the Court enter this Order.

      3. The Selling Parties and the Purchaser have agreed to certain non-material modifications of the Asset Purchase Agreement approved by the by its Order dated December 28, 2000 and to execute and close under the Asset Purchase Agreement in the form annexed hereto as Exhibit "A".

      4. The Debtor and the Purchaser have agreed to enter into a Transition Agreement dated as of February 1, 2001 in the form annexed hereto as Exhibit "B" pursuant to which the Debtor will provide certain administrative and other services for the Purchaser for a period not less than 90 or more than 150 days.

      5. The Selling Parties have also agreed to waive the condition that the lenders holding investor notes withdraw their claims (the "Investor Bank Condition"), on the terms and conditions set forth in the letter agreement dated February 1, 2001 annexed hereto as Exhibit "C".

      6. It is in the best interests of the estate that the closing with the Purchaser occur on the earliest possible date, that waiver of the Closing Conditions and the Investor Bank Condition is accordingly also in the best interests of the estate, and good cause appearing and that it is also


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in the best interests of the estate that the Court approve the Asset Purchase
Agreement in the form annexed hereto as Exhibit "A" and the Transition Agreement in the form annexed hereto as Exhibit "B" and after due deliberation and sufficient cause appearing therefore;

      IT IS on this __________ day of __________, 2001,

      1. The Asset Purchase Agreement between the Selling Parties and the Purchaser dated as of December 20, 2000 in the form annexed hereto as Exhibit A" is hereby approved.

      2. The Selling Parties are hereby authorized to waive the Closing Conditions and the Investor Bank Conditions (on the terms set forth on Exhibit "C") and to execute and deliver the Asset Purchase Agreement and to close on the transaction with Purchaser at the earliest possible date in accordance with this Court's Order of December 28, 2000.

      3. The Debtor is hereby authorized to enter into the Transition Agreement with the Purchaser in the form annexed hereto as Exhibit "B".

      4. Nothing contained in this Order shall impair or impact the rights of the Secured Lenders under their respective pre-petition or post-petition loan agreements and/or mortgages and/or related documents. The entry of this Order is without prejudice to the rights of any Secured Lender to assert that this Court lacks jurisdiction over any issues relating to the Secured Lenders' consents or withdrawal of claims. The Court shall schedule a hearing or hearings to consider any disputes regarding the Secured Party consents or withdrawal of claims upon request of any party in interest.

      5. The relief granted hereby shall be effective nunc pro tunc as of January 30, 2001.


                                       /s/ NOVALYN L. WINFIELD
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                                       HONORABLE NOVALYN L. WINFIELD
                                       UNITED STATES BANKRUPTCY JUDGE


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